May 28, 2014


SECURITIES  EXCHANGE
COMMISSION
450 Fifth Street, NW
Washington, DC 20549


Attn. Document Control



RE	American
Depositary Shares
evidenced by the
American
Depositary
Receipts of
Glencore plc.
Form F6 File No
33317533
3



Ladies and Gentlemen

Pursuant to Rule 424b3
under the Securities Act
of 1933, as amended, on
behalf of The Bank of
New York Mellon, as
Depositary for securities
against which American
Depositary Receipts
ADRs are to be issued, we
attach a copy of the new
prospectus Prospectus
reflecting the change in
name from Glencore
Xstrata plc. to Glencore
plc.
As required by Rule 424e,
the upper right hand
corner of the Prospectus
cover page has a reference
to Rule 424b3 and to the
file number of the
registration statement to
which the Prospectus
relates.

Pursuant to Section III B
of the General
Instructions to the Form
F6 Registration
Statement, the Prospectus
consists of the ADR
certificate for Glencore
International.  The
Prospectus has been
revised to reflect the new
name as follows
 Glencore plc.
Please contact me with
any questions or
comments at 212
8152221.

Sandra Bruno
Senior Associate
The Bank of New York
Mellon  ADR Division


Encl.
CC Paul Dudek, Esq.
Office of International
Corporate Finance







Depositary Receipts
101 Barclay Street 22nd Floor West, New York,
NY 10286